Exhibit 23.7

中国上海市南京西路  1515  号静安嘉里中心一座  10  层   200040

10/F, Tower 1, Jing An Kerry Centre, 1515 West Nanjing Road, Shanghai 200040, China

电话   Tel: +86 21 6019 2600   传真   Fax: +86 21 6019 3278

电邮   Email: shanghai@tongshang.com   网址   Web: www.tongshang.com

CONSENT LETTER

To	Big Tree Cloud Holdings Limited
Room 3303, Building 1, Zhongliang Yunjing Plaza
Heshuikou Community, Matian Street
Guangming District
Shenzhen, 518083
People’s Republic of China

March 13, 2024

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Summary of the Proxy Statement/Prospectus”, “Enforceability of Civil Liabilities under U.S. Securities Laws” and “Legal Matters” in Big Tree Cloud Holdings Limited’s Form F-4 Registration Statement under the Securities Act of 1933 (as amended) (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices